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                                                                    EXHIBIT 16.2





March 16, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549

We have read Item 4 of Form 8-K dated March 16, 2001, of Zaxis International Inc. and are in agreement with the statements therein, except that we have no basis to agree or disagree with the statements of the registrant contained in the last sentence of the first paragraph of Item 4.



                                                /s/ Ernst & Young LLP